Exhibit 4.4
                                                                     -----------

                           This instrument and the rights and obligations
                  evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement") dated as of April 9, 2002, among William Kaye, as Collateral Trustee, Factory Card & Party Outlet Corp. (f/k/a Factory Card Outlet Corp.) and Factory Card Outlet of America Ltd. (collectively, the "Debtors" and Wells Fargo Retail Finance, LLC, as Arranger, Collateral Agent and Administrative Agent (the "Agent"), to the indebtedness (including interest) owed by the Debtors pursuant to that certain Loan and Security Agreement dated as of April 9, 2002, between Factory Card Outlet of America Ltd. and the Agent and certain Lenders and various other agreements, documents and instruments, as such Loan and Security Agreement and other agreements, documents and instruments have been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement.


                              TRADE CONVERSION NOTE
                              ---------------------

                                                              New York, New York
                                                                   April 9, 2002

                  FOR VALUE RECEIVED, the undersigned, FACTORY CARD & PARTY OUTLET CORP. (f/k/a Factory Card Outlet Corp.), a Delaware corporation, and FACTORY CARD OUTLET OF AMERICA LTD., an Illinois corporation (collectively, the "Debtors" or the "Makers") hereby jointly and severally promise to pay to the order of CSS INDUSTRIES, INC., a Trade Conversion Participant under and as defined in the Plan, as defined below (the "Payee"; capitalized terms used and not otherwise defined herein having herein their respective meanings as set forth in the Plan), at the office of the Payee located at 1845 Walnut Street, Suite 800, Philadelphia, Pennsylvania 19103, or at such other place as may be designated in writing by the holder hereof (the "Holder"), in lawful money of the United States of America, the principal amount of $250,000 payable in full on April 9, 2006, together with all unpaid interest accrued thereon.

                  The Makers jointly and severally promise to pay interest to the order of the Payee at said office or place, in like money, on the unpaid principal amount of this Trade Conversion Note (this "Note") annually in arrears on the last day of each twelve (12) month period commencing April 9, 2003 at a rate of six percent (6.0%) per annum from the date hereof until paid in full.

                  During the three year period immediately following the date of this Note, the Makers may, at their option, issue additional Trade Conversion Notes in lieu of cash interest, i.e., pay-in-kind Trade Conversion Notes ("PIK Notes"). The PIK Notes shall contain the same terms and conditions as this Note except for the issuance date and the amount.

                  In the event that the Makers have Excess Availability in any of fiscal years 2002, 2003 or 2004, then on May 31st of the fiscal year immediately following any such fiscal year, the Makers shall make a mandatory prepayment on the aggregate principal amount of the Trade Conversion Notes equal to the Contingent Prepayment for the immediately preceding fiscal year, provided, however that such aggregate mandatory prepayment shall be allocated pro rata among all of the Trade Conversion Notes outstanding on such Prepayment Date based on their respective principal amounts outstanding.

For purposes hereof, the following definitions apply:

                  Availability means, for any fiscal year, the average of the amount available to be borrowed by the Makers as of the end of each month during such fiscal year, or part thereof following the Effective Date (based on a borrowing base certificate or other similar document), exclusive of letters of credit, under the Makers' Working Capital Facility (assuming the Makers are able to meet all conditions to borrowing thereunder).

                  Contingent Prepayment means, for any fiscal year, the mandatory prepayment of the Trade Conversion Notes due in respect of such fiscal year, which amount shall, in the aggregate for all Trade Conversion Notes, equal the product of (i) the amount of Excess Availability for such fiscal year multiplied by (ii) a fraction, the numerator of which shall be the outstanding principal amount of all of the Trade Conversion Notes outstanding as of the applicable Prepayment Calculation Date and the denominator of which shall equal the sum of (A) the numerator plus (B) the outstanding principal amount of the Extended Creditor Payment Amount as of the applicable Prepayment Calculation Date; provided, however, that the maximum amount of the Contingent Prepayment that is paid shall not exceed (x) for the first year following the Effective Date, $970,000 less any optional prepayments of the Trade Conversion Notes made during that year, (y) for the second year following the Effective Date $923,000 less any optional prepayments of the Trade Conversion Notes made during that year and (z) for the third year following the Effective Date, $876,000 less any optional prepayments of the Trade Conversion Notes made during that year.

                  Excess Availability means, for any fiscal year, 40% of the amount, if any, by which the Reorganized Debtors' average Availability during such fiscal year exceeds $12 million ($12,000,000).

                  Prepayment Date means the thirty-first day of May in any fiscal year immediately following any fiscal year in which the Makers have Excess Availability.

                  Prepayment Calculation Date means the anniversary date of the Effective Date in any fiscal year immediately following any fiscal year in which the Makers have Excess Availability.

                  The Makers shall have the right to prepay the principal amount of this Note at any time, in whole or in part, without premium or penalty, provided, that partial prepayments shall be in the minimum amount of $50,000 or integral multiples thereof.

                  The Holder of this Note is entitled, at its option, at any time on or after the third anniversary of the Effective Date and on or before the close of business on fourth anniversary of the Effective Date, or if this
Note is called for prepayment in whole or in part on or after the third anniversary of the Effective Date and on or before the close of business on fourth anniversary of the Effective Date, then in respect of this Note or the portion thereof so called for prepayment until and including, but (if payment thereof has been duly provided for) not after, the close of business on the business day immediately preceding the date of prepayment (such date of conversion, the "Conversion Date"), to convert this Note (or any portion thereof which is $500 or an integral multiple of $500) at the Maker's offices, into fully paid and non-assessable shares of Common Stock, par value $.10 per share (the "Common Stock"), of Factory Card & Party Outlet Corp. (f/k/a Factory Card Outlet Corp.) (the "Company") at the Conversion Price (as defined below) as of such Conversion Date for each share of Common Stock, or at the adjusted conversion price in effect at the Conversion Date determined as provided in this Note, all in accordance with the terms and provisions of this Note, including, without limitation, Annex A thereto. No interest accruing after April 9, 2005 shall be allowed to or be credited in converting this Note into Common Stock and all such accrued interest shall be forgiven upon conversion of this Note. Conversion Price means, as of any Conversion Date, (x) $3,727,880 divided by (y) the product of (i) 0.415428167021 and (ii) the sum of the total number of shares of Common Stock issuable under the Plan as of the Effective Date (1,500,000 shares) and the shares of Common Stock issued in respect of all New Equity Warrants, New Management Warrants and options issued under the New Employee Stock Option on or prior to such Conversion Date. As provided in this Note, including, without limitation, Annex A thereto, the Conversion Price is also subject to adjustment in certain cases as set forth therein. No adjustment is to be made on conversion for interest accrued hereon from and after the third anniversary of the Effective Date. The Company will not issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest (computed as provided in this Note), all as provided in this Note. Such conversion right shall be in accordance with the terms and provisions set forth on Annex A to this Note.

                  This Note has been issued pursuant to the Debtors' Joint Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code dated February 5, 2002 which was confirmed by order of the United States

Bankruptcy Court for the District of Delaware (Chapter 11 Case Nos. 99-685 (EIK) and 99-686 (EIK), said Plan, as amended, supplemented or modified, the "Plan").

                  This Note is secured by a second priority lien upon and security interest in certain of the assets of the Makers which secure the Working Capital Facility, as set forth in the Security Agreement of even date herewith, and is subject to the terms of the Intercreditor Agreement, dated on or about the date hereof, between the Working Capital Facility lender and the Collateral Trustee.

                  If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payment of principal, interest thereon shall be payable at the then applicable rate during any such extension.

                  Upon the occurrence of any of the following events (each an "Event of Default"):

                  (a) either Maker fails to pay when due any principal or interest payable hereunder and such failure shall continue unremedied for more than five (5) Business Days; or

                  (b) either Maker fails to pay when due at maturity the Extended Creditor Payment Obligation, or the Extended Creditor Payment Obligation becomes due prior to its stated maturity, or any amount due in respect of the Extended Creditor Payment Obligation is not paid for more than five (5) Business Days after demand by the Collateral Trustee therefor; or

                  (c) either Maker fails to pay when due any Obligations (as defined in the Collateral Trust Agreement) other than the Obligations referred to in sub-paragraphs
                           (a) and (b) of this paragraph, and such failure shall continue unremedied for more than five (5) Business Days; or

                  (d) any representation or warranty of either Maker contained herein or of either Maker contained in any other Class 8/Trade Conversion Document (as defined in the Collateral Trust Agreement) shall prove to have been false in any material respect when made, unless the fact resulting in such breach of representation or warranty is capable of cure and is cured within fifteen (15) days of such breach; or

                  (e) breach by either Maker of any material covenant contained in this Note or in any other Class 8/Trade Conversion Document (other than the covenants referred to in sub-paragraph (a), (b) and (c) above) or any written agreement entered into in connection with this Note between either or both of the Makers and the Payee and/or the Collateral Trustee, or delivered by either or both of the Makers and the Payee and/or the Collateral Trustee in connection herewith, if such breach shall not have been remedied within thirty (30) days such breach; or

                  (f) for any reason (other than as a result of an act or failure to act on the part of the Collateral Trustee in the Collateral) any Class 8/Trade Conversion Document shall cease to be in full force and effect or any security interest intended or purported to be created thereby with respect to any part of the Collateral (as defined in the Collateral Trust Agreement) shall cease to be or is not valid and perfected (to the extent such security interest can be perfected by filing), or if, for any reason (other than as a result of an act or failure to act on the part of the Collateral Trustee), any such security interest or obligations shall not have the priority contemplated by the Class 8/Trade Conversion Documents and the Intercreditor Agreement; or

                  (g) the occurrence of an "Event of Default" under and as defined in the Loan and Security Agreement, dated on or about the date hereof, by and among Factory Card Outlet of America Ltd., Wells Fargo Retail Finance LLC, as Agent, and the other Senior Lenders (as therein defined) (as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, the "Senior Credit Agreement") and the Senior Lenders shall have caused the obligations thereunder to become due prior to their stated maturity; or

                  (h) an involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect shall be commenced against either Maker and the petition shall not be dismissed within forty-five
                           (45) days after the commencement of the case, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of either Maker in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any other similar relief shall be granted under any applicable federal or state law, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, custodian or other officer having similar powers over either Maker or over all or a substantial part of the property of such Maker shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of either Maker shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days of entry, appointment or issuance; or

                  (i) either Maker shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or either Maker shall make an assignment for the benefit of creditors or shall admit in writing its inability generally to pay its debts as such debts become due; or the board of directors of either Maker (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the foregoing;

then, and in any such event, in addition to all the rights and remedies of the Payee under the Collateral Documents (as defined in the Collateral Trust Agreement), applicable law and otherwise, the Payee, may, subject to the provisions of the Collateral Trust Agreement and the Intercreditor Agreement, declare the unpaid principal balance of this Note together with all interest accrued thereon, and all other Obligations of the Makers to the Payee, to be due and payable, whereupon the unpaid balance hereof, together with all interest accrued thereon, and all such other Obligations, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable rate as stated above, until the indebtedness evidenced by this Note is paid in full; provided, however, that if the Event of Default is one of the events listed in subparagraph (h) or (i) of this paragraph, then, upon the occurrence thereof, all Obligations shall automatically and immediately become due and payable without demand or notice of any kind, which are expressly waived by the Makers.

                  If this Note is not paid when due and if it is placed with an attorney for collection, the Makers jointly and severally agree to pay all costs of collection, including reasonable attorneys' fees which shall be added to the amount due under this Note.

                  Each Maker waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Holder may extend the time of payment of this Note, postpone the enforcement hereof, grant any other indulgences, add or release any party primarily or secondarily liable hereon and/or permit substitutions, exchanges or releases of Collateral, in whole or in part, and the Holder may do any or all of the foregoing without affecting or diminishing the Holder's right of recourse against the Makers or either of them, which right is expressly reserved.

                  The Holder shall not be required to look to any collateral security for this Note and may proceed against the Makers or either of them in such manner as it deems desirable. No right or remedy of the Holder hereunder is to be deemed waived or affected by any failure or delay to exercise the same.

                  IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS NOTE, EACH MAKER WAIVES (TO THE EXTENT PERMITTED BY LAW) THE RIGHT TO A TRIAL BY JURY, ALL RIGHTS OF SETOFF AND RIGHTS TO INTERPOSE COUNTERCLAIMS AND CROSS-CLAIMS (UNLESS SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION).

                  EACH MAKER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF ILLINOIS AND OF ANY FEDERAL COURT LOCATED IN THE CITY OF CHICAGO IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. IN ANY SUCH ACTION OR PROCEEDING, EACH MAKER WAIVES (TO THE EXTENT PERMITTED BY LAW) PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL. EACH MAKER HEREBY WAIVES (TO THE EXTENT PERMITTED BY LAW) THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.

                  This Note may not be modified or amended except by an agreement in writing signed by the party to be charged.

                  This Note shall be governed by, and interpreted in accordance with, the laws of the State of New York and shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Payee and its successors, endorsees and assigns.

ATTEST:                                FACTORY CARD & PARTY OUTLET
                                       CORP.
                                       (f/k/a Factory Card Outlet Corp.)


                                       By: /s/ Gary Rada
                                           ------------------------------------


/s/ James D. Constantine               Title: President
---------------------------------             ---------------------------------
     Secretary



  [Corporate Seal]



ATTEST:                                FACTORY CARD OUTLET OF
                                       AMERICA LTD.


                                       By: /s/ Gary Rada
                                           ------------------------------------


/s/ James D. Constantine               Title: President
---------------------------------             ---------------------------------
     Secretary



  [Corporate Seal]

                                     ANNEX A

                               CONVERSION OF NOTES
                               -------------------

                  1. Subject to and, upon compliance with the provisions of this Annex A, at the option of the Holder, this Note, or any portion of the principal amount thereof which is $500 or an integral multiple of $500, may, at any time on or after the third anniversary of the Effective Date and or before the close of business on the fourth anniversary of the Effective Date, or in case this Note or portion thereof shall have been called for the payment prior to the fourth anniversary of the Effective Date, then in respect of this Note or portion thereof until and including the close of business on the business day immediately preceding the payment date, be converted at the principal amount thereof, or such portion thereof, into fully paid and non-assessable shares of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion.

                  The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be the price, per share of Common Stock set forth in the foregoing Note. The conversion price, shall be reduced in certain instances as provided in paragraphs (1) and (7) of
Section 4 of this Annex A, and shall be increased in certain instances as provided in paragraph (7) of Section 4 of this Annex A.

                  2. In order to exercise the conversion privilege, the holder of this Note shall surrender such Note to the Company at the Makers' principal office, and shall give written notice (in the form of the Conversion Notice that is part of this Annex A) to the Company at said office that the Holder elects to convert this Note or, if less than the entire principal amount of this Note is to be converted, the portion thereof to be converted. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued and registered. The Note shall, if required by the Company, be accompanied by proper assignments thereof to the Company or in blank for transfer. As promptly as practicable after the receipt of such notice and the surrender of this Note as aforesaid, the Company shall issue and shall deliver at said office to the Holder, or on his written order, a certificate or certificates for the number of full shares issuable upon the conversion of such
Note in accordance with the provisions of this Annex A and cash, as provided in
Section 3 hereof, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received at said office and this Note shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby. The Company covenants that the books for the transfer of any such shares of Common Stock shall not be closed during any period which includes a record date for a dividend or other distribution on any such shares of Common Stock. If this Note is converted in part only, the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of this Note.

                  3. The Company shall not issue fractions of shares of Common Stock upon conversions of this Note. If any fractional interest in a share of Common Stock would otherwise be deliverable upon the conversion of this Note, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the current market value of such fractional interest computed on the basis of the last reported sale price of Common Stock on the principal national stock exchange or the NASDAQ National Market (collectively "Exchange") on which the Common Stock is then listed (or the quoted closing bid price if there be no sales on such Exchange) at the close of business on the Conversion Date (or, if such day is not a trading day on such Exchange, on the next preceding day on which such Exchange was open for business). If the Common Stock of the Company shall not be listed on an Exchange on such Conversion Date, such current market value shall be the average of the quoted closing bid price on the Conversion Date on the over-the-counter securities market as determined by the Company. If the Common Stock of the Company is not then traded on the over-the-counter securities market, such current market value shall be determined by the Company. Any determination made by the Company in this Section 3, if made in good faith, shall be conclusive and shall bind the Holder.

                  4. (1) If the Company shall at any time or from time to time issue or sell any Additional Shares of Common Stock (as hereinafter defined) for a consideration per share less than the conversion price in effect immediately prior to the issuance or sale of such shares, or without consideration, then, and thereafter successively upon each such issuance or sale the conversion price in effect immediately prior to each such issuance or sale shall forthwith be reduced to a price (calculated to the nearest cent) determined by dividing:

                           (i) a sum equal to (a) 1,500,000 (being the total
                  number of shares of Common Stock outstanding at the date of this Note) multiplied by the initial conversion price set forth on this Note, plus (b) the aggregate of the amounts of all consideration received by the Company upon the issuance of Additional Shares of Common Stock (as hereinafter defined), minus (c) the aggregate of the amounts of all dividends and other distributions that have been paid or made after the date of this Note on Common Stock of the Company, other than in cash out of its earned surplus or in Common Stock of the Company, by

                           (ii) the sum of (a) 1,500,000 and (b) the number of
                  Additional Shares of Common Stock that shall have been issued,

but the Company shall not be required to make any reduction of the conversion price pursuant to paragraph (1) of this Section 4 unless and until the aggregate effect of all such adjustments since the last conversion price became effective results in a reduction in the conversion price of at least twenty-five cents

(25(cent)), which amount shall be subject to adjustment as provided in paragraph
(7) of this Section 4, and such amount (or such amount as theretofore adjusted) is referred to in such paragraph (7) as the `Differential Amount ".

                  (2) The term "Additional Shares of Common Stock" as used in this Section 4 shall mean all shares of Common Stock issued by the Company after the Effective Date (including shares deemed to be "Additional Shares of Common Stock" pursuant to paragraphs (6) and (7) of this Section 4), whether or not subsequently reacquired or retired by the Company, other than:

                           (i) shares issued upon conversion of this Note and
                  other Trade Conversion Notes being issued simultaneously with the issuance of this Note;

                           (ii) shares issued by way of dividend or other
                  distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (i) or this clause (ii) or on shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded; and

                           (iii) (without double counting of such shares by
                  virtue of the paragraph of this Note providing for conversion) any shares issued pursuant to the Plan, including shares issued in respect of the Equity Warrants, the New Management Warrants, the New Management Stock or the New Employee Stock Option Plan.

The sale or other disposition of any shares of Common Stock or other securities held in the Company's treasury, or of any securities resulting from any reclassification or reclassifications of such shares or other securities that were effected while they were held in the Company's treasury, shall not be deemed an issuance thereof.

                  (3) In case of the issuance of Additional Shares of Common Stock for a consideration part or all of which shall be in cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such Additional Shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                  (4) In case of the issuance (otherwise than as a dividend or other distribution on any stock of the Company or upon conversion or exchange of other securities of the Company) of Additional Shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash therefor shall be deemed to be the value of such consideration as determined by the Board of Directors, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

                  (5) Additional Shares of Common Stock issuable by way of dividend or other distribution on any class of capital stock of the Company shall be deemed to have been issued without consideration immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                  A dividend or other distribution in cash or in property (including any dividend or distribution in securities other than Common Stock) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Directors at or as of that date. In the case of any such dividend or other distribution on Common Stock which consists of securities which are convertible into or exchangeable for shares of Common Stock, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.

                  If, upon the payment of any dividend or other distribution in cash or in property (excluding Common Stock but including all other securities), outstanding shares of Common Stock are cancelled or required to be surrendered for cancellation on a pro rata basis, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation or surrender of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of paragraph (2) of this Section 4) shall be deducted from the sum computed pursuant to clause (ii) of paragraph (1) of this Section 4 for the purposes of all determinations under such paragraph made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or at any time thereafter.

                  The reclassification of Common Stock into securities other than Common Stock (including such a reclassification resulting from a merger or consolidation in which the Company is the continuing corporation) shall be deemed to involve (a) a distribution on Common Stock of such securities other than Common Stock made immediately prior to the close of business on the effective date of the reclassification, and (b) a combination or subdivision, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

                  (6) In case of the issuance of any securities convertible into Common Stock or the grant of any warrants, rights or options to subscribe for or purchase Common Stock or securities convertible into Common Stock, such issue or grant shall be deemed to be an issue or sale of Additional Shares of Common Stock at the time the Common Stock becomes issuable upon conversion or exercise thereof (even though no such conversion or sale is or may then be made) for a cash consideration equal to (i) the consideration received or receivable by the Company for the issuance of such convertible securities or the grant of such warrants, rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the conversion or exercise thereof (except in adjustment of interest or dividends), the amount of such consideration being determined as provided in paragraphs (3), (4) and (5) of this Section 4, divided by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options; but if such convertible securities, warrants, rights or options shall by their terms provide for an increase or increases at later dates in the amount of additional consideration payable to the Company upon conversion or exercise thereof, forthwith upon any such increase becoming effective a readjustment, calculated in the manner provided in this paragraph, shall then be made to reflect such increase; and provided further that if all or any of such conversion rights, warrants, rights or options shall terminate or expire prior to conversion or exercise, forthwith a readjustment shall be made so that the effect will be the same as if any adjustment made upon the initial issuance or grant of the convertible securities, warrants, rights or options had been made upon the basis that the only issuance or grant had been of such securities, warrants, rights or options as in fact had been converted or exercised or for which the right to convert or exercise has not yet terminated or expired upon the date of such readjustment. Readjustments pursuant to this paragraph (6) shall not have any retroactive effect with respect to any portion of this Note theretofore converted.

                  (7) If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reductions or increases to be effected as provided below and shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of shares of Common Stock outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of paragraph (2) of this Section 4) shall be deemed to be "Additional Shares of Common Stock" and to have been issued immediately after the opening of business on the day following the day upon which such subdivision shall have become effective and without consideration. In the event of any such combination, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Shares of Common Stock by clauses (i), (ii), (iii),
(iv) or (v) of paragraph (2) of this Section 4) shall be deducted from the sum computed pursuant to clause (ii) of paragraph (1) of this Section 4 for the purposes of all determinations under such paragraph made on any day after the day upon which such combination becomes effective. For the purposes of this paragraph (7), the number of shares of Common Stock at any time outstanding shall include shares held in the treasury of the Company.

                  (8) In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation in which the Company is the continuing corporation) or in case of any sale or transfer to another corporation of the assets of the Company as an entirety or substantially as an entirety, the holder of this Note shall have the right to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger, sale or transfer. Adjustments shall be as nearly equivalent as may be practicable to the adjustments provided for in this Annex A. The foregoing provisions of this paragraph (8) shall similarly apply to successive consolidations, mergers, sales or transfers.

                  5. Whenever the conversion price is adjusted as herein provided, the Company shall compute the adjusted conversion price in accordance with Section 4 and shall prepare a certificate signed by its Treasurer or Assistant Treasurer on its behalf setting forth the adjusted conversion price and showing in detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for, and the amount of, any Additional Shares of Common Stock issued since the last such adjustment, and such certificate shall forthwith be mailed by the Company to the Holder.

                  6. In case:

                  (a) the Company shall declare a dividend or any other distribution on its Common Stock payable otherwise than in cash out of its earned surplus; or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (c) of any reclassification of the Company's capital stock, or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance of all or substantially all of the Company's assets; or

                  (d) of the Company's voluntary or involuntary dissolution, liquidation or winding-up of the Company; then the Company shall cause to be mailed to the Holder, at least twenty days (or ten days in any case specified in clauses (a), (b) or (c) of this Section 6) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or
(y) the date on which such reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.

                  7. The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Trade Conversion Notes, the full number of shares of Common Stock then deliverable, at any time upon the conversion of all outstanding the Trade Conversion Notes; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all said outstanding the Trade Conversion Notes, the Company will take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for that purpose.

                  8. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of this Note. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the Company's satisfaction, that such tax has been paid.

                  9. The Company covenants that all shares of Common Stock that may be issued upon conversion of this Note will on issue be fully paid and non-assessable and, except as provided in Section 8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                  10. All Trade Conversion Notes delivered for conversion shall be canceled by the Company.

                           [FORM OF CONVERSION NOTICE]



To Factory Card & Party Outlet Corp. (f/k/a Factory Card Outlet Corp.)

                  The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note, or the portion of this Note designated below, into shares of Common Stock of Factory Card & Party Outlet Corp. (f/k/a Factory Card Outlet Corp.) in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated ______________________, 200_.

                                        ------------------------------
                                                 Signature

FILL IN FOR REGISTRATION OF SHARES

_________________________________       Please Insert Social Security
NAME                                    or Other Identifying Number

                                        ---------------------------------
---------------------------------
ADDRESS
                                        ---------------------------------

                                        Portion to be converted
                                            (if less than all):
                                            $------------
Please print name and address
(including zip code number)